Exhibit 10.10
SALES REPRESENTATIVE AGREEMENT
     THIS SALES REPRESENTATIVE AGREEMENT (the “Agreement”), dated as of ___________, 200__ is made and entered into by and between St. Francis Medical Technologies, Inc., a Delaware corporation (the “Company”), and _______________ (the “Distributor”) and ______________ (the “Responsible Party”).
WITNESSETH:
     WHEREAS, the Company desires to sell the products identified on Schedule A to this Agreement (the “Products”) in the territory identified on Schedule B to this Agreement (the “Territory”).
     WHEREAS, the Company desires to engage Distributor to promote, market and solicit orders for such products on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereby agree as follows:
     Section 1. Representation.
          1.1 Appointment of Distributor. The Company hereby appoints Distributor as its exclusive representative to promote, market and solicit orders for the Products within the Territory in accordance with the terms and conditions contained in this Agreement during the term this Agreement. Nothing contained herein shall in any manner be deemed to restrict or limit the ability of the Company to appoint another representative for the Products in areas other than in the Territory.
          1.2 Acceptance of Appointment. Distributor hereby accepts the appointment in accordance with the terms and conditions set forth herein, and agrees that neither Distributor, nor anyone in its employ, shall sell, offer for sale, promote, receive or solicit orders for, or engage in any other competitive activities with respect to products which, in the reasonable business judgment of the Company, are competitive with the Products during the term of this Agreement and for six (6) months following the expiration or termination of this Agreement.
     Distributor shall not be constituted the agent, employee or legal representative of the Company for any purpose whatsoever. Distributor shall conduct its business in its own name as an independent contractor and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents, including payment of Social Security withholding tax and all other federal, state and local taxes. Distributor is not granted any express or implied right or authority to accept orders on behalf of the Company, to assume or create any obligation or responsibility on behalf of or in the name of the Company or to bind the Company in any manner. Distributor shall make no quotations of prices or terms or representations, warranties or commitments about or with respect to Products, except as may be approved by the Company.

     Any place or places of business maintained by Distributor in connection with the performance of this Agreement shall be maintained at Distributor’s own cost and expense and in Distributor’s own name.
          1.3 Duties of Distributor. In the performance of its obligations under this Agreement, Distributor shall, at its sole expense:
               (a) use its best efforts to promote, market and solicit orders for the Products in the Territory and meet minimum sales quotas for the Products which may from time to time be established by the Company and set forth on Schedule B;
               (b) maintain a fully staffed force of trained, qualified sales personnel and have such personnel call on all actual customers and potential purchasers (collectively, “Customers”) as frequently as is required by good business practice;
               (c) attend, and cause all Distributor’s sales personnel to attend, training sessions as designated by the Company;
               (d) promptly submit to the Company in writing all orders it obtains or receives for the purchase of Products and all inquiries it receives with respect to the purchase of Products. All such orders shall be on such forms as the Company shall provide and shall contain and be accompanied by such information as the Company shall specify;
               (e) monitor and advise the Company of the financial condition of Customers and furnish the Company with such financial and credit information in respect of Customers as the Company may request from time to time;
               (f) at the Company’s request, use its best efforts to assist the Company in collecting sums due for Products purchased by Customers;
               (g) at the Company’s request, use its best efforts to assist the Company in resolving any complaints or disputes that may arise in connection with sales of Products to Customers; provided, however, that no allowance, adjustment or return may be granted without the prior written approval of the Company;
               (h) provide the Company with such written or verbal reports relating to Distributor’s activities pursuant to this Agreement as the Company may reasonably request and promptly send the Company copies of all correspondence and other written communications between Distributor and Customers;
               (i) perform all such activities strictly in accordance with such instructions as the Company may issue from time to time;
               (j) monitor and advise the Company of changes and trends in sales and economic conditions;

               (k) act as technical advisor to and provide liaison between Customers and the Company;
               (l) comply with all applicable laws, rules and regulations, procure and maintain all licenses and permits necessary to the performance of its business and its obligations hereunder, and conduct its business in a manner that will reflect favorably on the Company, the Products and the good name and goodwill and reputation thereof;
               (m) within five (5) business days following the execution of this Agreement, provide to the Company in writing a list of all companies represented by Distributor and promptly notify the Company in writing of any additions or deletions to such list;
               (n) use only those catalogs, advertising materials, descriptive literature and other marketing materials which may be provided from time to time by the Company to Distributor in connection with the solicitation of orders for Products, or which are otherwise approved in advance in writing by the Company:
               (o) refrain from altering, removing or in any way obscuring any of the designations or marking on the Products before or after the sale of the Products by Distributor, and
               (p) not make any representation or warranty regarding the Company or the Products, except for those warranties regarding the Products made by the Company in a writing accompanying the Products or as expressly authorized by the Company in writing.
          1.4 Duties of the Company. The Company shall provide Distributor with reasonable quantities of marketing materials and promotional literature regarding the Products, together with such additional promotional and marketing supplies as the Company reasonably determines at no charge to Distributor. All such materials shall be and remain the property of the Company and shall promptly be returned to the Company upon expiration or termination of this Agreement.
          1.5 Rights of the Company. The Company shall have the right, in its sole discretion, to:
               (a) establish, change, alter or amend, from time to time, prices and other terms and conditions governing the sale and delivery of the Products;
               (b) accept or reject any order for the purchase of Products. No contract for sale of Products shall result except by the Company’s written acceptance of an order;
               (c) suspend or cancel deliveries of Products for any reason which the Company deems sufficient; and
               (d) amend Schedule A to this Agreement by adding or deleting Products at any time and from time to time upon thirty (30) days’ written notice to Distributor.

          1.6 Responsible Party. The Responsible Party shall have full authority and responsibility for Distributor’s performance pursuant to this Agreement.
     Section 2. Solicitation and Acceptance of Orders.
          2.1 Solicitation of Orders. Unless otherwise authorized by the Company in writing. Distributor shall:
               (a) quote only those prices (“List Prices”) for Products which have been established by the Company from time to time and such other terms and conditions with respect to the sale of Products as may be established by the Company from time to time (all of which may be established and/or changed in the sole discretion of the Company by written notice to Distributor);
               (b) make only such representations as to the quality, capacity and other technical and operational features of Products as may from time to time be authorized in writing by the Company:
               (c) make each quotation subject to the express condition that it and any order of the Customer based on it shall be subject to the written approval and acceptance of the Company, and
               (d) send copies of all quotations promptly to the Company upon receipt thereof.
          2.2 Acceptance of Orders. The Company reserves the right to accept or reject in whole or in part any order solicited by Distributor and no order shall be effective unless and until accepted in writing by the Company. The Company shall notify Distributor in writing no later than five (5) business days after the Company’s receipt of an order if it intends to reject such order or any part thereof.
          2.3 Billing of Customers. All Products for which orders are accepted by the Company will be shipped and billed by the Company directly to the Customer. All payments made by any Customer shall be made directly to the Company, and Distributor shall have no authority to directly bill Customers or make collections from Customers except when requested by the Company in writing to do so.
     Section 3. Commissions.
          3.1 Payment of Commissions. The Company shall pay to Distributor a commission equal to a percentage of the Net Sales Price (as such term is defined below) determined by reference to Schedule B to this Agreement. The Company may, at any time and from time to time, upon thirty (30) days written notice to Distributor, make changes to the commission percentages set forth in Schedule B to this Agreement; provided, however, no such changes shall affect the commissions payable pursuant to any order accepted by the Company prior to the effective date of the change. Subject to the terms of this Section 3, such commissions shall be paid to Distributor no later than the last day of the calendar month following the calendar month in which the Company accepts in writing any order solicited by and submitted to the Company by the

Distributor. Commission paid pursuant this Section 3.1 shall constitute the full compensation and consideration due to Distributor for the performance of services and the agreements of Distributor contained herein.
     The Company may cancel, alter or permit cancellation or alteration by its Customers of any order before or after acceptance, may accept return of any or all Products sold and may grant such allowances as the Company may, in its sole discretion, determine, without incurring any liability to Distributor in respect thereof for the payment of any commission, and the Company shall provide written notice to Distributor of any adjustment in the commission payable to Distributor as a result (“Adjustment Notice”). In the event of (i) cancellation or alteration of any order, (ii) return of Products or allowances granted to any Customer for any order, or (iii) any order for which actual payment from the Customer is not received by the Company within ninety (90) days from the date on which the Company ships the Products to the Customer, the amount of commissions payable with respect to such order shall be reduced, or if commission with respect to such order has been paid to Distributor, a credit shall be applied against future commissions earned by Distributor so that, in any such case, the total commissions received by Distributor reflect the amount Distributor should have received based on the final Net Sales Price for such order. If insufficient future commissions have been earned by Distributor under this Agreement within ninety (90) days after Distributor’s receipt of the Adjustment Notice to credit such amount, then Distributor shall immediately refund to the Company any commissions paid so that the total commissions received by Distributor reflect the amount Distributor should have received based on the final Net Sales Price for such order. The Company shall not be liable to Distributor for any failure, delay or errors in delivery or shipment of any Products to any Customers, whether or not caused by conditions within the reasonable control of the Company.
          3.2 Net Sales Price. For the purposes of this Agreement, “Net Sales Price” shall mean, with respect to orders for Products solicited by Distributor in the Territory, the price invoiced to the Customer, by the Company, for such Product, less any freight, storage, handling and insurance charges, custom duties, clearance charges, discounts, credits, return allowances, taxes and similar items, whether or not separately invoiced.
          3.3 Commissions Payable After Termination. Following the expiration or termination of this Agreement, the Company shall pay Distributor commissions as provided for in Section 3.1 only on those sales of Products made pursuant to an order accepted by the Company prior to the expiration or termination of this Agreement. The commissions, if any, shall be paid only after the Company has received full and final payment from Customers in accordance with the terms and conditions of such sales. The obligation of the Company to pay commissions pursuant to this Section 3.3 is expressly conditioned upon Distributor’s full and timely performance of all continuing obligations of Distributor pursuant to this Agreement and to Distributor’s cooperation with all reasonable requests for the Company with respect to continuing orders. Distributor shall not be entitled to further compensation of any kind upon expiration or termination of this Agreement. Following the expiration or termination of this Agreement, Distributor shall promptly refund the amount of any outstanding adjustments or credits to commissions paid to the Distributor.

          3.4 Expenses. All expenses incurred by Distributor in connection with this Agreement shall be for Distributor’s own account and shall not be subject to reimbursement by the Company.
     Section 4. Confidential Information and Inventions.
          4.1 Confidentiality. All Confidential Information (as defined below) shall be the sole property of the Company, and the Company shall be the sole owner of all patents and other intellectual property rights in connection therewith. Distributor hereby assigns to the Company any rights it may have or acquire in all Confidential Information and any intellectual property rights it may acquire in connection with its performance of its obligations under this Agreement. At all times during the term of this Agreement and thereafter, Distributor shall keep in confidence and trust all Confidential Information, and Distributor shall not use for any other purpose than soliciting orders for Products, or disclose to any third party, any Confidential Information without the written consent of the Company.
     The confidentiality obligations contained in this Section 4.1 shall not apply to the extent that Distributor can demonstrate that the Confidential Information (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of Distributor, (ii) was known to Distributor, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure, (iii) is disclosed with the prior written approval of the Company, (iv) was independently developed by Distributor without any use of the Confidential Information, as demonstrated by files created at the time of such independent development, (v) becomes known to Distributor, without restriction, from a source other than the Company without breach of this Agreement by Distributor and otherwise not in violation of the Company’s rights, (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that Distributor shall provide prompt notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.
          4.2 Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean, collectively, all technical, financial and business information of any kind whatsoever including, where appropriate and without limitation, all data, compilations, specifications, strategies, projections, prototypes, reports, customer lists, customer ordering patterns, pricing structures and discount information, all tangible and intangible embodiments thereof of any kind whatsoever and any other information relating to the Company, the Products, the Company’s business or the business of any third party, in each case disclosed by the Company to Distributor or obtained by Distributor through observation or use of the foregoing in circumstances in which Distributor is told or should reasonably believe that the information has been provided on a confidential basis.
          4.3 Confidential Information After Termination. Distributor further agrees that immediately upon expiration or termination of this Agreement with the Company or at any other time requested by the Company, and as a condition precedent to the Company’s obligations to pay any commissions then due to Distributor under this Agreement, Distributor shall promptly deliver to the Company any and all property belonging to the Company, including without limitation, all

Confidential Information (including all physical repositories or photocopies thereof) then in Distributor’s custody, control or possession.
          4.4 Inventions and Discoveries.
               (a) Distributor shall promptly disclose to the Company all inventions, discoveries and improvements, whether patentable or not, made or conceived during the term of this Agreement which are within or related to the existing or contemplated scope (now or at any later time during such period) of the business of the Company. Any invention, discovery or improvement shall be deemed to have been made during the term of this Agreement if it is made or conceived prior to a date which is one hundred twenty (120) days after expiration or termination of this Agreement.
               (b) Distributor shall, upon request, assign to the Company or to any other party designated by the Company any or all of said inventions, discoveries or improvements, any patent applications filed thereon, together with all extensions, reissues and renewals thereof in this and in all foreign countries; and Distributor shall promptly execute all proper papers for these purposes and for use in applying for, obtaining and maintaining all such patents as the Company may request, but at the expense of the Company. Distributor’s obligation to execute the papers and make assignments as specified in this Section 4.4(b) shall continue beyond the term of this Agreement and shall bind the Distributor’s successors and assigns.
     Section 5. Indemnification and Insurance.
          5.1 Indemnification by Company. Company and the Distributor shall each defend, indemnify and hold harmless the other, its officers, directors, agents, subagents, consultants, employees, shareholders, parent, subsidiaries and affiliates from and against any and all claims, liability, and expenses, including reasonable attorneys’ fees and costs, which arise as a direct result of: (a) a breach of any warranty made by the indemnifying party hereunder; or (b) the gross negligence or willful misconduct in the performance of this Agreement attributed to the indemnifying party, its officers, directors, agents, sub-agents, consultants, employees, shareholders, parent, subsidiaries and affiliates.
          5.2 Insurance. Distributor shall maintain, at its own cost and expense, the following kinds of insurance, in such amounts as it customarily maintains for similar activities, covering Distributor as the insured: (i) workmen’s compensation as required by applicable law, (ii) public liability insurance for bodily injury and property damage, (iii) automobile liability and (iv) product liability insurance against claims regarding the manufacture, sale, distribution or use of the Products under the Agreement.
     Section 6. Property Rights.
          6.1 Records. All records of the accounts of customers and any other records and books relating in any manner whatsoever to Customers, Products or the Company, whether prepared by Distributor or otherwise coming into its possession, shall be the exclusive property of the

Company. Upon expiration or termination of this Agreement, Distributor shall deliver all such books and records in its possession to the Company in accordance with the Company instructions.
          6.2 Trademarks. The Company authorizes Distributor to use, in connection with the sale, promotion and advertising of Products, such trademarks and trade names as may be used by the Company in the advertising, promotion and sale of Products. Distributor shall have no right or interest in or claim to any such marks or names and shall not use them in any manner which might tend to defeat or diminish them. Distributor shall not use the Company’s name or any such marks or names in its trade name and shall immediately discontinue all use upon demand of the Company, and, in any event, upon expiration or termination of this Agreement.
          6.3 Copyrights. Distributor hereby acknowledges that the Company has claimed, or may claim, sole and exclusive copyright protection with respect to certain parts of the marketing materials and promotional literature regarding the Products. Distributor shall take no action or make no omission which is in any way inconsistent with the Company’s claim of copyright protection with respect to such items. Nothing contained in this Section 6 shall prohibit Distributor from copying, and distributing to its sales representatives, such marketing materials and promotional literature prepared by or on behalf of the Company and provided to Distributor for the purpose of fulfilling Distributor’s obligations under this Agreement. All such copyrighted materials of the Company used by Distributor in conducting its activities contemplated by this Agreement shall bear appropriate copyright markings.
     Section 7. Representations and Warranties.
     Distributor represents and warrants to the Company as follows:
          7.1 Corporate Existence and Power. Distributor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.
          7.2 Authorization and Enforcement of Obligations. Distributor (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform Distributor’s obligations hereunder and (b) has taken all necessary corporate action on Distributor’s part to authorize the execution and delivery of this Agreement and the performance of Distributor’s obligations hereunder. This Agreement has been duly executed and delivered on behalf of Distributor, and constitutes a legal, valid, binding obligation, enforceable against Distributor in accordance with its terms.
          7.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by Distributor in connection with this Agreement have been obtained.
          7.4 No Conflict. The execution and delivery of this Agreement and the performance of Distributor’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of Distributor. Distributor further warrants that it does not currently promote, market or solicit order for products that are competitive with the Products.

     Section 8. Term and Termination.
          8.1 Term. The effective date of this Agreement shall be the later of the date of this Agreement first above written and approval of the Company’s X-Stop implant product by the United States Food & Drug Administration for sale in the United States (the “Effective Date”); provided, however, that Sections 1.1, 1.2, 1.3(c), 1.3(j), 1.3(l), 1.3(m), 1.3(p), 4, 5, 6, 7, 8 and 9 shall be effective and binding upon the execution of this Agreement by the parties. The initial term of this Agreement shall be one (1) year from the Effective Date, subject to earlier termination pursuant to Section 8.2 below. After the initial one year term of this Agreement, this Agreement shall be automatically renewed for successive one (1) year periods unless either party shall have delivered written notice to the other, not later than thirty (30) days prior to the expiration of the initial term or any subsequent renewal term, that such notifying party does not intend to renew this Agreement after the expiration of such term or except as provided in Section 8.2 below.
          8.2 Termination. The Company shall have the right to terminate this Agreement at any time with or without cause on thirty (30) days written notice to Distributor, and this Agreement shall terminate immediately upon the [death or disability of the Responsible Party or] voluntary or involuntary bankruptcy, insolvency or similar proceeding with respect to Distributor. In the event of a breach by a party to this Agreement of any of its covenants or agreements hereunder, the other party may terminate this Agreement by giving the breaching party ten (10) business days written notice effective on the expiration of the 10-business day period specified herein.
          8.3 Effect of Termination. Expiration or termination of this Agreement shall not relieve the Company or Distributor of any obligation accruing prior to such expiration or termination. The provisions of Section 3.3, Section 3.4, Section 4 and Section 5.1 shall survive the expiration or termination of this Agreement.
     Section 9. Miscellaneous.
          9.1 Waiver. The failure of either party to enforce at any time, or for any period, any provision of this Agreement shall not be construed as a waiver of the provision or of the right of such party thereafter to enforce such provision. No claim or right arising out of the breach of this Agreement may be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver of renunciation is in writing and signed by the aggrieved party.
          9.2 Assignment. This Agreement shall inure to the benefit of and shall be binding upon Distributor and its successors, and the Company and its successors and assigns; provided however, that Distributor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of the Company.
          9.3 Construction. No course of prior dealing between the parties and no usage of the trade shall [be relevant to supplement, explain or] vary the terms used in this Agreement. Any ambiguity shall not be construed against either party because it drafted or participated in the preparation of this Agreement.

          9.4 Severability. In the event any provision hereof is held by a court of competent jurisdiction to be invalid or unenforceable or to violate any applicable law, it shall be deemed null and void to the extent thereof, without invalidating, amending or deleting any other term or provisions of this Agreement.
          9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. All disputes arising under this Agreement shall be decided by a court of competent jurisdiction located in the State of California, to the jurisdiction of which all parties hereto do hereby submit.
          9.6 Notices. Unless agreed to in writing by the parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given (i) when given if delivered in person, (ii) on the next business day if delivered by facsimile or overnight courier (iii) five (5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid at:

If to the Company:	St. Francis Medical Technologies, Inc.
960 Atlantic Avenue, Suite 102
Alameda, CA 94501

If to Distributor:

          9.7 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms hereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. Only a written instrument signed by each of the parties may modify any provision of this Agreement.
          9.8 Headings. The section and paragraph headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.
          9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first written above.

St. Francis Medical Technologies, Inc.

By:

Its:

[Distributor]

By:

Its:

[Responsible Party]

Name:

Schedule A
Products for Sale
X Stop Instruments and Implants

Schedule B
Commission Structure
     % Commission on Net Sales
Territory Assignment: